Exhibit 99.5

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
The following unaudited pro forma condensed consolidated balance sheet of NorthStar Realty Finance Corp. (the “Company”) as of September 30, 2014 is presented as if the mergers of: (i) Griffin-American Healthcare REIT II, Inc., a Maryland corporation (“Griffin-American”), with and into a wholly owned subsidiary of the Company (the “Parent Merger”), and (ii) an indirect wholly owned subsidiary of the Company with and into Griffin-American Healthcare REIT II Holdings, LP, a Delaware limited partnership (“Griffin-American Operating Partnership”) (the “Partnership Merger,” and together with the Parent Merger, the “Merger”), occurred on September 30, 2014.  At the effective time of the Merger, each share of Griffin-American common stock issued and outstanding immediately prior to the effective time of the Parent Merger was automatically converted into the right to receive $7.75 cash and 0.2071 shares of the Company’s common stock (the “Merger Consideration”). In addition, at the effective time of the Partnership Merger, which immediately followed the effective time of the Parent Merger, each limited partnership unit of Griffin-American Operating Partnership issued and outstanding immediately prior to the effective time of the Partnership Merger was also automatically converted into the right to receive the Merger Consideration. No fractional shares of the Company common stock were issued and cash was paid in lieu thereof.
The assets acquired in the Merger include 295 healthcare real estate properties (the “Portfolio”). In connection with the Merger, the Company sold an approximate 14% interest in the Portfolio to an affiliate of NorthStar Healthcare Income, Inc. (“NorthStar Healthcare”), for a purchase price of $188.0 million (including a pro rata share of transaction costs). The Company and NorthStar Healthcare hold their interests in the Portfolio through a general partnership (the “GA General Partnership”) on a pari passu basis.The Company has day-to-day control over the management of the GA General Partnership.
In connection with the Merger, on December 3, 2014, various indirect subsidiaries of the GA General Partnership entered into (either as borrowers or guarantors): (i) a mortgage loan agreement and three mezzanine loan agreements (collectively, the “U.S. Loan Agreements”) pursuant to which Citigroup Global Markets Realty Corp., JPMorgan Chase Bank, National Association, Barclays Bank PLC and Column Financial, Inc. funded term loans in the aggregate amount of $2.64 billion (collectively, the “U.S. Loan”); and (ii) a term loan facility agreement (the “U.K. Loan Agreement”) pursuant to which Credit Suisse AG, London Branch funded a £223.8 million term loan (the “U.K. Loan”).
In addition, contemporaneous with the closing of the Merger, the Company repaid the outstanding debt of Griffin-American.
The following unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2014 and year ended December 31, 2013 are presented as if the following occurred on January 1, 2013: (i) the Company completed the Merger; (ii) NorthStar completed the spin-off of the its asset management business into a separate publicly-traded company, NorthStar Asset Management Group, Inc. (“NSAM”); (iii) the Company acquired a manufactured housing portfolio comprised of 71 communities containing approximately 17,000 pad rental sites (“MH2 Portfolio”) for an aggregate purchase price of $865 million; (iv) the Company acquired a $1.05 billion healthcare real estate portfolio comprised of over 8,500 beds across 38 senior housing and 42 skilled nursing facilities (“Formation Portfolio”); and (v) the Company acquired a $1.1 billion hotel portfolio, consisting of 47 upscale extended stay hotels and premium branded select service hotels with approximately 6,100 rooms (“Innkeepers Portfolio”) (collectively, “the transactions”). The Innkeepers Portfolio was part of a 51 hotel portfolio initially owned by a joint venture between Cerberus Capital Management and Chatham Lodging Trust (“Chatham”), with 47 of the hotels being acquired through a joint venture between the Company and Chatham and the remaining four hotels being acquired by Chatham (“Silicon Valley Portfolio”).
The allocation of the assets acquired and liabilities assumed and issued in connection with the Merger is reflected in these unaudited pro forma condensed consolidated financial statements and has been based upon preliminary estimates of the fair value of assets acquired and liabilities assumed and issued. A final determination of the fair value of the acquired assets will be based on the valuation of the tangible and intangible assets and liabilities of Griffin-American that exist as of the date of completion of the Merger. Consequently, amounts preliminarily allocated to tangible and intangible assets and liabilities could change significantly from those used in the pro forma condensed consolidated financial statements presented and could result in a material change in amortization of tangible and intangible assets and liabilities. The fair value is a preliminary estimate and may be adjusted within one year of the acquisition in accordance with U.S. GAAP.
This unaudited pro forma condensed consolidated financial information should be read in connection with the historical consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as amended, and the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2014 and is not necessarily indicative of what the actual financial position or results of operations would have been had the Company completed the transactions as of the beginning of the period presented, nor is it necessarily indicative of future results.  In the opinion of the Company’s management, the pro forma condensed consolidated financial statements include all significant necessary adjustments that can be factually supported to reflect the effects of the transactions.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014
(In Thousands, Except Per Share Data)

						Pro Forma
	Nine Months Ended September 30, 2014 (1)	Pro Forma Adjustments (2)	Griffin-American Historical (3)	Merger Related Adjustments		Nine Months Ended September 30, 2014

Net interest income
Interest income	$235,461	$—	$1,280	$—		$236,741
Interest expense on debt and securities	9,368	—	—	—		9,368
Net interest income on debt and securities	226,093	—	1,280	—		227,373

Other revenues
Rental and escalation income	234,116	17,484	217,588	(17,229)	(4)	451,959
Hotel related income	101,720	—	—	—		101,720
Resident fee income	40,087	132,132	66,500	—		238,719
Other revenue	8,668	—	—	—		8,668
Total other revenues	384,591	149,616	284,088	(17,229)		801,066
Expenses
Management fee, related party	39,363	—	17,194	58,632	(5)	115,189
Other interest expense	143,836	26,146	16,178	92,135	(6)	278,295
Real estate properties – operating expenses	168,690	89,794	102,300	(230)	(7)	360,554
Other expenses	1,450	—	—	—		1,450
Transaction costs	84,171	(27,206)	1,963	—	(8)	58,928
Provision for loan losses, net	2,719	—	—	—		2,719
General and administrative expenses
Salaries and related expense	23,881	—	—	—		23,881
Equity-based compensation expense	20,262	—	358	(358)	(9)	20,262
Other general and administrative expenses	10,923	227	11,474	(11,474)	(9)	11,150
Total general and administrative expenses	55,066	227	11,832	(11,832)		55,293
Depreciation and amortization	112,496	28,224	102,295	(12,771)	(10)	230,244
Total expenses	607,791	117,185	251,762	125,934		1,102,672
Income (loss) from operations	2,893	32,431	33,606	(143,163)		(74,233)
Equity in earnings (losses) of unconsolidated ventures	101,406	—	—	—		101,406
Unrealized gain (loss) on investments and other	(214,322)	(1,729)	2,379	(2,379)	(11)	(216,051)
Realized gain (loss) on investments and other	(61,770)	—	—	—		(61,770)
Gain (loss) from deconsolidation of N-Star CDOs	(31,423)	—	—	—		(31,423)
Income (loss) from continuing operations	(203,216)	30,702	35,985	(145,542)		(282,071)
Income (loss) from discontinued operations	(6,989)	—	—	—		(6,989)
Net income (loss)	(210,205)	30,702	35,985	(145,542)		(289,060)
Net (income) loss attributable to non-controlling interests	7,392	(2,571)	(35)	4,771	(12)	9,557
Preferred stock dividends	(52,241)	—	—	—		(52,241)
Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	$(255,054)	$28,131	$35,950	$(140,771)		$(331,744)
Net income (loss) per common share attributable to NorthStar Realty Finance Corp. common stockholders (basic/diluted)	$(1.43)					$(1.39)	(13)

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2013
(In Thousands, Except Per Share Data)

							Pro Forma
	Year Ended December 31, 2013 (1)	NSAM (14)	Pro Forma Adjustments(2)	Griffin-American Historical (3)	Merger Related Adjustments		Year Ended December 31, 2013

Net interest income
Interest income	$303,989	$—	$171	$535	$—		$304,695
Interest expense on debt and securities	38,152	—	—	—	—		38,152
Net interest income on debt and securities	265,837	—	171	535	—		266,543

Other revenues
Rental and escalation income	235,492	—	76,163	201,561	(14,337)	(4)	498,879
Commission income	62,572	(62,572)	—	—	—		—
Advisory and other fees - related party	27,301	(26,633)	—	—	—		668
Resident fee and hotel income	—	—	320,338	2,307	—		322,645
Other revenue	5,420	(733)	454	329	—		5,470
Total other revenues	330,785	(89,938)	396,955	204,197	(14,337)		827,662
Expenses
Management fee, related party	—	—	—	13,751	103,643	(5)	117,394
Other interest expense	140,507	—	73,838	18,109	126,309	(6)	358,763
Real estate properties – operating expenses	73,668	—	227,461	43,387	(352)	(7)	344,164
Commission expense	57,325	(57,325)	—	—	—		—
Other expenses	4,703	—	—	—	—		4,703
Transaction costs	12,464	—	(2,153)	25,501	—	(8)	35,812
Provision for loan losses, net	(8,786)	—	—	—	—		(8,786)
General and administrative expenses
Salaries and equity-based compensation expense	64,726	(26,521)	—	133	(133)	(9)	38,205
Other general and administrative expenses	22,511	(6,497)	254	7,630	(7,630)	(9)	16,268
Total general and administrative expenses	87,237	(33,018)	254	7,763	(7,763)		54,473
Depreciation and amortization	93,470	—	80,553	76,188	43,178	(10)	293,389
Total expenses	460,588	(90,343)	379,953	184,699	265,015		1,199,912
Income (loss) from operations	136,034	405	17,173	20,033	(279,352)		(105,707)
Equity in earnings (losses) of unconsolidated ventures	85,477	—	—	—	—		85,477
Other income (loss)	38	—	—	—	—		38
Unrealized gain (loss) on investments and other	(34,977)	—	(742)	(15,421)	15,421	(11)	(35,719)
Realized gain (loss) on investments and other	33,676	—	(8,863)	4,453	(4,453)	(11)	24,813
Gain (loss) from deconsolidation of N-Star CDOs	(299,802)	—	—	—	—		(299,802)
Income (loss) from continuing operations	(79,554)	405	7,568	9,065	(268,384)		(330,900)
Income (loss) from discontinued operations	(8,356)	(405)	(2,730)	—	—		(11,491)
Net income (loss)	(87,910)	—	4,838	9,065	(268,384)		(342,391)
Net (income) loss attributable to non-controlling interests	5,973	—	348	(14)	26,346	(12)	32,653
Preferred stock dividends	(55,516)	—	—	—	—		(55,516)
Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	$(137,453)	$—	$5,186	$9,051	$(242,038)		$(365,254)
Net income (loss) per common share attributable to NorthStar Realty Finance Corp. common stockholders (basic/diluted)	$(0.65)						$(2.19)	(13)

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2014
(In Thousands, Except Per Share Data)

	September 30, 2014 (15)	Griffin-American Historical (16)	Merger Related Adjustments		Pro Forma September 30, 2014
Assets
Cash and cash equivalents	$190,891	$32,181	$(5,853)	(17)	$217,219
Restricted cash	312,234	16,227	59,121	(18)	387,582
Operating real estate, net	5,588,906	2,593,817	1,099,172	(19)	9,281,895
Real estate debt investments, net	1,144,356	31,394	—		1,175,750
Real estate debt investments, held for sale	15,223	—	—		15,223
Investments in private equity funds, at fair value	851,073	—	—		851,073
Investments in and advances to unconsolidated ventures	213,139	—	—		213,139
Real estate securities, available for sale	911,060	—	—		911,060
Receivables, net of allowance	51,371	12,543	(2,011)		61,903
Receivables, related parties	1,524	—	—		1,524
Unbilled rent receivable	11,077	41,931	(41,931)	(20)	11,077
Derivative assets, at fair value	2,540	—	1,516		4,056
Deferred costs and intangible assets, net	326,936	266,538	212,055	(21)	805,529
Assets of properties held for sale	51,648	—	—		51,648
Other assets	198,795	2,895	(51,524)	(22)	150,166
Total assets	$9,870,773	$2,997,526	$1,270,545		$14,138,844

Liabilities
Mortgage and other notes payable	$4,453,206	$318,609	$2,673,232	(18)	$7,445,047
CDO bonds payable	391,939	—	—		391,939
Securitization bonds payable	61,531	—	—		61,531
Credit facilities	822,588	250,000	(250,000)	(18)	822,588
Exchangeable senior notes	50,715	—	—		50,715
Junior subordinated notes, at fair value	219,253	—	—		219,253
Accounts payable and accrued expenses	138,740	55,052	(19,179)	(23)	174,613
Due to related party	40,518	—	—		40,518
Escrow deposits payable	92,844	—	—		92,844
Derivative liabilities, at fair value	20,398	330	(330)		20,398
Liabilities of properties held for sale	28,962	—	—		28,962
Other liabilities	308,660	79,426	(4,042)	(24)	384,044
Total liabilities	6,629,354	703,417	2,399,681		9,732,452

Equity
NorthStar Realty Finance Corp. Stockholders’ Equity
Preferred stock	939,118	—	—		939,118
Common stock	2,167	2,933	(2,325)	(25)	2,775
Additional paid-in capital	3,334,811	2,667,703	(1,567,006)	(25)	4,435,508
Retained earnings (accumulated deficit)	(1,216,223)	(390,819)	266,487	(25)	(1,340,555)
Accumulated other comprehensive income (loss)	60,025	12,205	(12,205)	(25)	60,025
Total NorthStar Realty Finance Corp. stockholders’ equity	3,119,898	2,292,022	(1,315,049)		4,096,871
Non-controlling interests	121,521	2,087	185,913	(12)	309,521
Total equity	3,241,419	2,294,109	(1,129,136)		4,406,392
Total liabilities and equity	$9,870,773	$2,997,526	$1,270,545		$14,138,844

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1)	Represents the Company’s unaudited and audited condensed consolidated statement of operations for the nine months ended September 30, 2014 and year ended December 31, 2013, respectively.

(2)	The following summarizes the pro forma adjustments related to the transactions (dollars in thousands):

	Nine Months Ended September 30, 2014
	Formation Portfolio			Innkeepers Portfolio
	Historical (i)	Pro Forma Adjustments		Historical (i)	Pro Forma Adjustments		Total

Rental and escalation income	$17,373	$111		$—	$—		$17,484
Resident fee and hotel income	34,688	—		97,444	—		132,132
Total other revenues	52,061	111		97,444	—		149,616

Other interest expense	10,985	(730)	(ii)	18,493	(2,602)	(ii)	26,146
Real estate properties – operating expenses	25,288	—		64,506	—		89,794
Transaction costs	—	(7,500)	(iii)	—	(19,706)	(iii)	(27,206)
Other general and administrative	227	—		—	—		227
Depreciation and amortization	7,887	1,539	(v)	18,931	(133)	(v)	28,224
Total expenses	44,387	(6,691)		101,930	(22,441)		117,185

Income (loss) from operations	7,674	6,802		(4,486)	22,441		32,431
Unrealized gain (loss) on investments and other	(980)	—		(749)	—		(1,729)
Income (loss) from continuing operations	6,694	6,802		(5,235)	22,441		30,702
Net (income) loss attributable to non-controlling interests	—	(429)	(vi)	—	(2,142)	(vi)	(2,571)
Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	$6,694	$6,373		$(5,235)	$20,299		$28,131

	Year Ended December 31, 2013
	MH2 Portfolio			Formation Portfolio			Innkeepers Portfolio
	Historical(i)	Pro Forma Adjustments		Historical(i)	Pro Forma Adjustments		Historical(i)	Pro Forma Adjustments		Total

Net interest income	$—	$—		$—	$—		$171	$—		$171

Rental and escalation income	22,508	—		53,321	334		—	—		76,163
Resident fee and hotel income	—	—		97,408	—		222,930	—		320,338
Other revenue	454	—		—	—		—	—		454
Total other revenues	22,962	—		150,729	334		222,930	—		396,955

Other interest expense	—	6,595	(ii)	33,412	(2,647)	(ii)	45,754	(9,276)	(ii)	73,838
Real estate properties – operating expenses	8,141	651	(iv)	70,619	1,100	(iv)	146,950	—		227,461
Transaction costs	—	(2,177)	(iii)	7,457	(7,457)	(iii)	24	—		(2,153)
Other general and administrative	—	—		254	—		—	—		254
Depreciation and amortization	—	9,124	(v)	24,437	3,839	(v)	39,215	3,938	(v)	80,553
Total expenses	8,141	14,193		136,179	(5,165)		231,943	(5,338)		379,953

Income (loss) from operations	14,821	(14,193)		14,550	5,499		(8,842)	5,338		17,173
Unrealized gain (loss) on investments and other	—	—		(742)	—		—	—		(742)
Realized gain (loss) on investments and other	—	—		—	—		(8,863)	—		(8,863)
Income (loss) from continuing operations	14,821	(14,193)		13,808	5,499		(17,705)	5,338		7,568
Income (loss) from discontinued operations	—	—		—	—		(2,730)	—		(2,730)
Net (income) loss attributable to non-controlling interests	(670)	579	(vi)	—	(1,675)	(vi)	—	2,114	(vi)	348
Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	$14,151	$(13,614)		$13,808	$3,824		$(20,435)	$7,452		$5,186
_____________________________

(i)
Represents unaudited historical financial information of the MH2 Portfolio for the period from January 1, 2013 to the respective acquisition date, audited financial statements of the Formation Portfolio and the Innkeepers Portfolio for the year ended December 31, 2013 and the unaudited historical financial statements of the Formation Portfolio and the Innkeepers Portfolio for the period from January 1, 2014 to the respective acquisition dates. The MH2 Portfolio, Formation Portfolio and Innkeepers Portfolio were acquired in April 2013, May 2014 and June 2014, respectively. The Innkeepers Portfolio is adjusted for the disposition of the Silicon Valley Portfolio for the respective periods.

(ii)
Represents the net impact of the interest rate on new borrowings and amortization of deferred financing costs of ($0.7 million) and ($2.6 million) for the Formation Portfolio and the Innkeepers Portfolio, respectively, for the nine months ended September 30, 2014 and $6.6 million, ($2.6 million) and ($9.3 million) for the MH2 Portfolio, Formation Portfolio and Innkeepers Portfolio, respectively, for the year ended December 31, 2013.

(iii)	Represents adjustments to exclude transaction costs incurred by the Company in connection with the transactions and historical transaction costs of the Formation Portfolio.

(iv)	Represents an adjustment for asset management fees paid to the Company’s joint venture partner.

(v)
Represents the increase in depreciation and amortization expense based on the preliminary purchase price allocation for the Formation Portfolio and the Innkeepers Portfolio and the final purchase price allocation for the MH2 Portfolio. The Formation Portfolio and Innkeepers Portfolio purchase price allocations are a preliminary estimate and may be adjusted within one year of the acquisition in accordance with U.S. GAAP.

(vi)
Represents the Company’s non-controlling interest allocated to its operating partnership based on weighted average shares outstanding and an allocation to the respective joint venture partners based on the terms of the joint venture agreement.

(3)
Represents unaudited and audited financial statements of Griffin-American for the nine months ended September 30, 2014 and year ended December 31, 2013, respectively. Certain balances reported in Griffin-American’s financial statements have been reclassified to conform to the Company’s presentation.

(4)
Represents the elimination of Griffin-American’s straight-line rent of $17.6 million and $15.1 million offset by the elimination of amortization of above and below-market leases of $1.3 million and $1.9 million and an adjustment for the amortization of above and below-market leases of $0.9 million and $1.1 million based on the Company’s preliminary purchase price allocation of the Merger for the nine months ended September 30, 2014 and year ended December 31, 2013, respectively.

(5)
Represents an adjustment to eliminate Griffin-American’s related party asset management fee expense of $17.2 million and $13.8 million and add the estimated NSAM management fee expense of $75.8 million and $117.4 million for the nine months ended September 30, 2014 and year ended December 31, 2013, respectively. The computation for the pro forma adjustment related to the base management fee to NSAM is summarized as follows (dollars in thousands):

	Nine Months Ended September 30, 2014	Year Ended December 31, 2013
Base Management fee	$75,000	$100,000
Add:(i)
Common and preferred equity raised (ii)	11,842	379
Equity issued from exchangeable senior notes (iii)	5,624	6
RXR Realty asset management business (iv)	7,500	306
Aerium Investment (iv)	2,833	—
Equity issued for the Merger (v)	12,390	16,703
Less:
Management fee incurred (vi)	(39,363)	—
Total pro forma management fee (vii)	$75,826	$117,394
_____________________________

(i)	Amounts are prorated based on number of days outstanding for the respective item through September 30, 2014 and December 31, 2013, respectively.

(ii)
Represents 1.5% per annum of the net proceeds of all common equity and preferred equity issued by the Company after December 10, 2013 through September 30, 2014 and December 31, 2013, respectively. The Company raised net proceeds in common equity of $649.3 million on December 17, 2013 and net proceeds in common and preferred equity of $1.03 billion through September 30, 2014.

(iii)
Represents 1.5% per annum of the Company equity issued in exchange or conversion of exchangeable senior notes based on the stock price at the date of issuance. From December 2013, an aggregate 23.0 million shares (adjusted for the reverse split effected on June 30, 2014) of common stock were issued in connection with the conversion of $383.2 million of the Company's exchangeable senior notes. Also represents 1.5% per annum of the Company equity issued in connection with certain transactions.

(iv)
Represents the annual base management fee related to RXR Realty LLC’s asset management business and the Aerium Investment. The fee was calculated based on $10 million per annum from the date the Company entered into each agreement.

(v)	Represents 1.5% per annum of the $1.1 billion of common equity issued to Griffin-American in connection with the Merger.

(vi)
Represents the management fee incurred for the three months ended September 30, 2014 included in the Company's unaudited condensed consolidated statement of operations for the nine months ended September 30, 2014.

(vii)	Based on adjusted pro forma CAD per share, NSAM would not have met the necessary hurdle to receive any incentive fee for the periods presented.

(6)
Represents interest expense expected to be incurred on the new borrowings used to finance the Merger including related amortization of deferred financing costs of $108.3 million and $144.4 million offset by an adjustment to eliminate Griffin-American’s historical interest expense of $16.2 million and $18.1 million for the nine months ended September 30, 2014 and year ended December 31, 2013, respectively.

(7)
Represents the elimination of Griffin-American’s related party property management fee expense offset by a comparable management fee to be paid by the Company to third parties, the elimination of amortization of above and below-market leasehold interests and straight-line ground rent of $0.4 million and $0.5 million and an adjustment for the amortization leasehold interests of $0.1 million and $0.1 million based on the Company’s preliminary purchase price allocation of the Merger for the nine months ended September 30, 2014 and year ended December 31, 2013, respectively.

(8)	Represents an adjustment to exclude transaction costs incurred in connection with the Merger.

(9)
Represents an adjustment to eliminate Griffin-American’s equity-based compensation expense and other general and administrative expenses. In connection with the merger agreement, all unamortized restricted shares become fully vested and therefore the expense is no longer recognized. In addition, all general and administrative expenses have been eliminated as such costs are included in the estimated NSAM management fee expense.

(10)
Represents an adjustment to eliminate Griffin-American’s depreciation and amortization of $102.3 million and $76.2 million and add the Company’s estimated depreciation and amortization over a range of 6 to 40 years using the straight-line method of $89.5 million and $119.4 million for the nine months ended September 30, 2014 and year ended December 31, 2013, respectively.

(11)
Represents the elimination of Griffin-American’s realized and unrealized gains (losses) related to foreign currency transactions that Griffin-American settled at maturity.  Griffin-American financed the settlement with borrowings on its credit facility.  The adjustment is necessary to reflect the amount outstanding on the Griffin-American credit facility, which is included in the amount the Company financed in connection with the Merger.

(12)
Represents NorthStar’s non-controlling interest allocated to its operating partnership based on weighted average shares outstanding for the respective periods and an allocation to NorthStar Healthcare Income, Inc.'s approximate 14% joint venture interest in the Portfolio.

(13)
Weighted average shares used to compute basic and diluted earnings per share represents the number of weighted average shares of the Company’s common stock taking into effect the one-for-two reverse stock split and the issuance of approximately 60.8 million shares of the Company’s stock, both considered to have occurred on January 1, 2013 in connection with the Merger. Griffin-American shareholders received 0.2071 shares of the Company's stock based on a weighted average share price for the Company’s stock during the measurement period of $18.11 per share.  The weighted average number of shares outstanding was 239.3 million and 166.6 million for the nine months ended September 30, 2014 and year ended December 31, 2013, respectively.

(14)
Represents adjustments to reclassify the Company’s historical asset management business to discontinued operations for the year ended December 31, 2013 in connection with the spin-off. This adjustment is already reflected in the Company’s unaudited condensed consolidated statement of operations for the nine months ended September 30, 2014.

(15)	Represents the Company’s unaudited condensed consolidated balance sheet as of September 30, 2014.

(16)
Represents Griffin-American’s unaudited consolidated balance sheet as of September 30, 2014. Certain balances reported in Griffin-American’s financial statements have been reclassified to conform to the Company’s presentation.

(17)	Represents cash and cash equivalents used to pay merger related costs at the closing of the Merger.

(18)
Represents the issuance of $2.99 billion in fixed and floating rate mortgage notes at an estimated weighted average interest rate of 4.21%. In addition, $75.1 million of reserves were funded related to the new financing and most of Griffin-American’s restricted cash was used to pay Griffin-American's borrowings of $663.4 million (including $94.8 million of Griffin-American's borrowings subsequent to September 30, 2014), coterminous with the closing of the merger. If market rates of interest on the variable debt changed by a 1/8 of 1% variance, then the increase or decrease on the variable debt interest expense would be approximately $0.8 million and $1.1 million for the nine months ended September 30, 2014 and year ended December 31, 2013, respectively.

(19)
Represent adjustments in connection with the merger. In connection with the preliminary purchase price allocation, $3.7 billion has been recorded to operating real estate, net, which is reflected by $2.6 billion of Griffin-American’s historical carrying value and a $1.1 billion pro forma adjustment. A final determination of the fair value of the acquired assets will be based on the valuation of the tangible and intangible assets and liabilities of Griffin-American that exist as of the date of completion of the acquisition. Consequently, amounts preliminarily allocated to tangible and intangible assets and liabilities could change significantly from those used in the pro forma condensed consolidated financial statements presented and could result in a material change in amortization of tangible and intangible assets and liabilities. The fair value is a preliminary estimate and may be adjusted within one year of the merger in accordance with U.S. GAAP.

(20)	Represents the elimination of Griffin-American’s unbilled rent receivable.

(21)
Represents an adjustment to eliminate Griffin-American’s historical intangible assets, net of $266.5 million and to add deferred financing costs related to the merger of $72.4 million and $406.2 million of intangible assets recorded in connection with the preliminary purchase price allocation of the merger transaction. The fair value is a preliminary estimate and may be adjusted within one year of the merger in accordance with U.S. GAAP.

(22)
Represents an adjustment to reclassify prepaid merger related costs of $56.3 million consisting primarily of deferred financing costs related to the Merger and the addition of $5.9 million of prepaid interest related to new borrowings.

(23)
Represents the elimination of certain Griffin-American payables such as accrued distributions to Griffin-American common stockholders that were settled prior to the Merger by Griffin-American borrowing on its line of credit and the Griffin-American accrued straight-line ground rent.

(24)
Represents the elimination of certain Griffin-American intangible and other liabilities of $62.5 million primarily attributable to Griffin-American’s historical purchase price allocation adjustments and the addition of $58.5 million of intangible liabilities recorded in connection with the preliminary purchase price allocation of the merger transaction. The fair value is a preliminary estimate and may be adjusted within one year of the Merger in accordance with U.S. GAAP.

(25)
Represents the elimination of Griffin-American’s equity as all outstanding shares were purchased by the Company. The Company issued approximately $1.1 billion of shares in connection with the merger. Additionally, retained earnings include an adjustment of $147.6 million for transaction costs not yet reflected in the historical financial statements. The transaction costs related to the Merger include debt prepayment costs, loan fees, legal and other professional services costs.